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                                                                      EXHIBIT 12



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CALCULATION OF EARNINGS (DEFICIENCY) TO FIXED CHARGES                                             (IN THOUSANDS)

                                                                                                    12/31/2000
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Earnings
Income from Continuing Operations before Income Taxes                                          $              (948)
Adjustment for undistributed income
Distributions from affiliates

Fixed Charges                                                                                               28,211
Depreciation of previously capitalized interest
Interest Capitalized                                                                                       (24,966)
                                                                                              ------------------------
Earnings                                                                                      $              2,297
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Fixed Charges
Interest expense and capitalized amounts
(including construction related fixed charges)                                                              27,565
Net amortization of issuance costs (including capitalized amounts)                                             646
                                                                                              ------------------------
Fixed charges                                                                                   $           28,211
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Deficiency of earnings to fixed charges                                                         $          (25,914)
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